Exhibit T3A-7

CERTIFICATE OF INCORPORATION

OF

BAY COUNTY BROADCASTING COMPANY, INC.

We, the undersigned, hereby mutually agree to unite and associate ourselves, and hereby certify that we have united and associated ourselves, incorporating BAY COUNTY BROADCASTING COMPANY, INC., under and by virtue of the Constitution and Laws of the State of Florida, into a corporation for profit, under the following proposed charter.

/s/ E.L. DuKate
E.L. DuKate

/s/ J.A. Smith
J.A. Smith

/s/ Edward G. Holmes
Edward G. Holmes

PROPOSED CHARTER

OF

BAY COUNTY BROADCASTING COMPANY, INC.

1. The name of this corporation shall be BAY COUNTY BROADCASTING COMPANY, INC.

2. The general nature of the business to be transacted by the corporation shall be to construct, operate and maintain a commercial broadcasting station and kindred businesses; to install and operate frequency modulation radio, television and facsimile broadcasting; to act as agent for the Bale of any and all goods, wares and merchandise; to purchase, take, lease, own, buy, bargain, exchange and sell any and all kinds of goods, wares and merchandise; to buy, own, sell, lease, use and operate any and all kinds of equipment and personal property for carrying out the powers herein mentioned; to take, acquire, hold, own, lease, release, buy, sell, develop, convey, mortgage, exchange and otherwise deal in and dispose of, and to act as the agent or broker for the sale of real estate and real property of any and every description, kind and nature, or any interest and rights therein, without limit as to the amount; to take, acquire, hold, own, buy, sell, convey, mortgage, exchange and otherwise dispose of any and all kinds of personal and mixed properties; to borrow and lend money and incur indebtedness and to issue and execute bonds, mortgages, debentures, and other obligations to secure the payment of money, and to pledge, hypothecate and mortgage any and all of its real and. personal property for this purpose; to make, enter into and perform contracts of any kind for fully carrying out all rights and powers herein granted; to exercise all of the above powers as principal and agent; and to do and perform any and all other acts and things, and have the rights and powers which a corporation for profit of the nature herein described is authorized by the State of Florida. The qualifying terms herein used shall not be construed to limit the general terms herein used In connection with such qualifying terms, and all rights herein mentioned, whether in general or qualifying terms shall be rights and powers of this corporation.

3. The amount of stock authorized by said corporation shall be three hundred (300) shares of Class A common stock having par value of $100.00 per share, equaling $30,000.00 of Class A common stock; and two hundred (200) shares of Class B common stock having par value of $100.00 per share, equaling $20,000.00 of Olean B common stock. The $30,000.00 of Class A common stock shall have voting power in the affairs of the corporation. The $20,000.00 of Class B common stock shall be non-voting stock. In the event of liquidation and dissolution of the corporation, Class B non-voting stock shall have preference in being retired ahead of the Class A stock. The Class B stock may not be paid off and die-charged but shall remain during the life of the corporation and have equal dignity in that regard with the Class A common stock. Class A and Class B stock shall be of equal dignity and on a parity in enjoying dividends.

There is shown in Paragraph 8 of this charter the amount of stock subscribed for of Class A and Class B by the original subscribers at the time of the filing of this certificate of incorporation. The remaining stock, to-wit, $14,500.00 of Class A and $10,200.00 of Class B, shall be Treasurer’s stock. Such Treasurer’s stock of Class A and Class B may not be disposed of except by resolution of the Board of Directors showing the consideration therefor and unanimously approved in writing by the Board of Directors.

4. The amount of capital with which the corporation shall begin business is the sum of Five Hundred Dollars ($500.00).

5. The corporation shall exist perpetually unless dissolved according to law.

6. The principal office and place of business of said corporation shall be at Panama City, Bay County, State of Florida. Said corporation shall be authorized to do business and carry on and exercise all powers and rights herein granted, and establish branch offices and agencies, in the State of Florida, other states, territories and colonies of the United States and foreign countries; and shall be authorized to change its principal plane of business in the State of Florida, by act of its Board of Directors.

7. The business of the corporation shall be conducted by a President, Vice President, Secretary and Treasurer and a Board of not less than three, nor more than five Directors. The offices of Vise President and Secretary may be filled by one person, and the offices of Secretary and Treasurer may be filled by one person. The annual meeting of the stockholders shall be held on the 15th day of January of each year, at which time all directors of the corporation shall be elected, who shall elect the officers of the corporation. Until the first election and qualification of the officers of said corporation, the names and addresses of the officers who shall conduct the business of the corporation are as follows:

E. L. DuKate - Panama City, Florida - President and General Manager

J. A. Smith - Panama City, Florida - Vice President and Secretary

Edward G. Holmes - Houston, Texas - Treasurer

and the following as Board of Directors:

E. L. DuKate - Panama City, Florida

J. A. Smith - Panama City, Florida

Edward G. Holmes - Houston, Texas.

8. The names and addresses of the subscribers to this Certificate of Incorporation, and the number of shares of stock each agrees to take, are as follows:

E. L. DuKate - Panama City, Florida - 75 shares Class A stock, 23 shares Class B stock

Edward G. Holmes - Houston, Texas - 75 shares Class A stock, 75 shares Class B stock

J. A. Smith - Panama City, Florida - 5 shares Class A stock

IN TESTIMONY WHEREOF, Witness the hands and seals of the undersigned, this 7th day of November, A. D. 1949.

Signed, Sealed and Delivered in the Presence of:

/s/ E.L. DuKate
E.L. DuKate

/s/ J.A. Smith
J.A. Smith

/s/ Edward G. Holmes
Edward G. Holmes

AMENDMENT

OF CERTIFICATE OF INCORPORATION

OF

BAY COUNTY BROADCASTING COMPANY, INC.

Paragraph No. 3 of the Charter of the Bay County Broadcasting Company, Inc. shall be amended to read as follows:

3. The amount of stock authorized by said corporation shall be 45,000 shares of Clans “A” common stock, having par value of $1.00 per share, equaling $45,000.00 of Class “A” common stock; and 55,000 shares of Class “B” common stock, having par value of 0.00 per share, equaling 05,000.00 of Class “B” common stock. The 05,000.00 of Class “A” common stock shall have voting power in the affairs of the corporation. The 455,000.00 of Class “B” common stock shall be non-voting stock. In the event of liquidation and dissolution of the corporation, Class “B” non-voting stock shall have preference in being retired ahead of the Class “A” stock. The Class ‘TB” stock may not be paid off and discharged but shall remain during the life of the corporation and have equal dignity in that regard with the Class “A” common stock. Class “A” and Class “B” stock shall be of equal dignity and on a parity in enjoying dividends. This stock may not be disposed of except by resolution of the Board of Directors showing the consideration therefor and unanimously approved in writing by the Board of Directors.

I, Gwynneth DuKate, Secretary of the Bay County Broadcasting Company, Inc., hereby certify that the above Amendment of the Certificate of Incorporation of the Bay County Broadcasting Company, Inc. was approved by the stockholders of said corporation at the stockholders’ meeting held on the 1st day of May, A. D. 1956, and that the approval was in all respects regular and according to the by-laws of the corporation and the laws of the State of Florida.

IN TESTIMONY WHEREOF, I have hereunto set my hand and the seal of said corporation this 22nd day of May, A. D. 1956.

/s/ Gwynneth T. DuKate
Gwynneth T. DuKate, Secretary

/s/ E.L. Dukate
E.L. DuKate, President Bay County Broadcasting Company, Inc.

PETITION TO AMEND CHARTER

The undersigned, constituting all of the Directors and all of the Stockholders of Bay County Broadcasting Company, Inc. eligible to vote, hereby petition to amend the charter of Bay County Broadcasting Company, Inc. by changing the corporate name from Bay County Broadcasting Company, Inc. to MUS-AIR ELECTRONICS, INC.

Date of adoption by shareholders is June 8th, 1977.

Dated this 8th day of June, 1977.

/s/ E.L. Dukate
E.L. DuKate Stockholder, President and Director
264 Marlin Circle
Bay Point
Panama City Beach, Florida 32407

/s/ Paul A. Cameron
Paul A. Cameron, Director
2337 Braeburn Circle
Tallahassee, Florida 32302

/s/ E. Laurence Dukate
E. Laurence DuKate, Director
6301 Hilltop Drive
Panama City Beach, Florida 32407

/s/ Gwynneth T. DuKate
Gwynneth T. DuKate, Director
264 Marlin Circle
Bay Point
Panama City Beach, Florida 32407

CERTIFICATE

I do hereby certify that the above signed Petitioners constitute all of the Directors and all of the voting Stockholders of Bay County Broadcasting Company, Inc.

/s/ Gwynneth T. DuKate
Gwynneth T. DuKate, Secretary-Treasurer

PETITION TO AMEND CHARTER

The undersigned, constituting all of the Directors and all of the Stockholders of MUS-AIR ELECTRONICS, INC., eligible to vote, hereby petition amend the charter of MUS-AIR, ELECTRONICS INC. by changing the name from MUS-AIR ELECTRONICS, INC. to ELECTRO-SYSTEM.

Date of adoption by shareholders is July 2, 1980.

Dated this 2nd day of July, 1980.

/s/ E.L. Dukate
E.L. DuKate Stockholder, President and Director
264 Marlin Circle
Bay Point
Panama City Beach, Florida 32407

/s/ Gwynneth T. Dukate
Gwynneth T. DuKate, Director
264 Marlin Circle
Bay Point
Panama City Beach, Florida 32407

/s/ E. Laurence DuKate
E. Laurence DuKate, Director
6301 Hilltop Drive
Panama City Beach, Florida 32407

/s/ Donald A. Singletary
Donald A. Singletary, Director
120 West 4th Avenue
Tallahassee, Florida 32407

CERTIFICATE

I do hereby certify that the above signed Petitioners constitute all of the Directors and all of the voting Stockholders of MOS-AIR ELECTRONICS, INC.

/s/ Gwynneth T. Dukate
Gwynneth T. DuKate, Vice President-Secretary

/s/ E.L. Dukate
E.L. DuKate, President

AMENDMENT TO THE ARTICLES OF INCORPORATION

PETITION TO AMEND

CERTIFICATE OF INCORPORATION

The undersigned, constituting all of the Directors and all of the Stockholders of Electro-Systems Corporation, eligible to vote, hereby petition to amend the Certificate of incorporation of Electro-Systems Corporation by amending paragraph No. 3 of the Certificate of Incorporation to read as follows:

3. The amount of stock authorized by said corporation shall be 100,000 shores of Capital common stock having a par value of $1.00 per share equaling $100,000.00 of common stock. This stock may not be disposed of except by resolution of the Board of Directors showing the consideration therefor and unanimously approved in writing by the Board of Directors.

/s/ E.L. Dukate
E.L. DuKate Stockholder, President and Director
264 Marlin Circle
Bay Point
Panama City Beach, Florida 32407

/s/ Gwynneth T. Dukate
Gwynneth T. DuKate, Director
264 Marlin Circle
Bay Point
Panama City Beach, Florida 32407

/s/ E. Laurence Dukate
E. Laurence DuKate, Director
6301 Hilltop Drive
Panama City Beach, Florida 32407

/s/ Donald A. Singletary
Donald A. Singletary, Director
4129 Scarlet Drive
Tallahassee, Florida 32407

Date of adoption by shareholders is August 1, 1980.

Dated this 5th day of August, A. P. 1980

CERTIFICATE

I do hereby certify that the above signed Petitioners constitute all of the voting Stockholders and Directors of Electro-Systems Corporation.

/s/ Gwynneth T. Dukate
Gwynneth T. DuKate, Secretary

/s/ E.L. DuKate
E.L. DuKate, President